Investor Presentation February 5, 2019

2 Important Notices and Disclaimers Any statements in this presentation about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including returns on assets, are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “project,” “target,“ “seek,” “estimate,” “intend,” “indicate,” “designed,” “contemplate,” “plan,” “future,” “would,” and “should,” “could,” “continue,” “predict,” “target,” “strategies” and similar words and expressions of the future. Forward-looking statements involve known and unknown risks, uncertainties and assumptions, including the risks outlined under “Risk Factors” in the preliminary prospectus and elsewhere in our filings with the SEC, which may cause actual results, levels of activity, financial condition, performance or achievements to differ materially from any results, levels of activity, financial condition, performance or achievements expressed or implied by any forward-looking statement. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this presentation to conform these statements to actual results, unless required by law. The Company has no obligation to update any forward-looking statement to reflect changes since the date of the forward-looking statement. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in the final prospectus dated December 18, 2018 included in our Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (“SEC”), as amended (the “Registration Statement”), and otherwise in our other SEC reports and filings. This presentation contains non-GAAP financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Appendix 2 includes reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. We use certain non-GAAP financial measures, certain of which are included in this presentation, both to explain our results to stockholders and the investment community and in the internal evaluation and management of our businesses. The Company believes that these non-GAAP financial measures and the information they provide enable investors to better understand our performance, especially in light of the one-time gain on our New York City building in 2017 and the additional costs we have incurred in 2017 and 2018 in connection with the spin-off from Mercantil Servicios Financieros, C.A. (“MSF”) and related transactions. Certain non-GAAP adjustments for securities gains and losses in the presentation of non-interest income to total revenue for purposes of comparability to peer data from S&P Global Market Intelligence. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered supplemental in nature and not as a substitute for or superior to the related information prepared in accordance with GAAP. All 2018 financial data is unaudited.

3

Who We Are

History	• Founded in 1979 • Acquired in 1987 by MSF[1] • 80.1% Spin-off in August 2018 • Adopted Amerant brand in October 2018 • Completed IPO in December 2018 • MSF no longer controls the Company[2]
Headquarters	• Coral Gables, FL
Employees	• 911 FTEs
Footprint	• 23 branches throughout South Florida and Houston, with loan production offices in NYC and Dallas, Texas
Market Share	• 3rd largest full-service bank headquartered in Florida • Largest community bank in Florida[3]
Assets	• $8.1 billion
Deposits	• $6.0 billion
AUM	• $1.6 billion under management/custody

Geographic Mix

December 31, 2018


Loans
5.1%
94.9%
Deposits
50.2%
49.8%
Domestic
International

Financial Highlights

($ in millions, except per share data)	2015	2016	2017	2018
Balance Sheet				
Assets	$ 8,163	$ 8,434	$ 8,437	$ 8,124
Loans	5,623	5,765	6,066	5,920
Deposits	6,520	6,577	6,323	6,033
Tangible Common Equity	661	683	732	726 (4)
Income Statement (5)(6)				
Net Income	$ 15.0	$ 23.6	$ 43.1	$ 45.8
Adjusted Net Income	$ 15.0	$ 23.6	$ 48.4	$ 57.9
Adjusted Net Income per Share	$ 0.35	$ 0.55	$ 1.14	$ 1.36
Adjusted ROAA	0.19%	0.29%	0.57%	0.69%
Adjusted ROATCE	2.3%	3.5%	6.5%	8.2%
Adjusted Efficiency Ratio	84.7%	78.0%	74.8%	74.0%
Capital				
Tier 1 Common Ratio	10.1%	10.3%	10.7%	11.1%
Tier 1 Capital Ratio	11.8%	11.9%	12.3%	12.7%
Total Risk-based Capital	12.9%	13.1%	13.3%	13.5%
Tangible Common Equity Ratio	8.1%	8.1%	8.7%	9.0%
Tangible Book Value per Common Share	$ 15.56	$ 16.08	$ 17.23	$ 16.82 (4)
Credit				
NPAs / Assets	0.95%	0.85%	0.32%	0.22%
NCOs (recoveries) / Avg Loans	(0.01)%	0.32%	0.11%	0.18%

(1) Mercantil Servicios Financieros, C.A. ("MSF").
(2) MSF owns no voting Company Class A shares and its remaining holdings of Company non-voting Class B shares are less than 5% of all Company shares. The Federal Reserve has formally determined that MSF does not control the Company.
(3) Community banks include those with less than $10 billion in assets.
(4) Reflects special one-time dividend of $40.0 million paid on March 13, 2018 to MSF in connection with the spin-off.
(5) GAAP income is presented in Appendix 2.
(6) "Adjusted" is a non-GAAP financial measure. See Appendix 2 for a historical reconciliation of "Adjusted" measures to GAAP metrics.

AMERANT

4 Investment Opportunity Highlights Established Strong and Well-Positioned Franchise in Significant Fee Pathway to Strong Loan Attractive Diverse Deposit Portfolio Income Platform Profitability Markets Base • Long history with • Combination of • Loan book well- • Wealth management • Recent strong reputation domestic and low- diversified across and brokerage independence allows and deep client cost international various asset platform with for clearer path to relationships deposits provides a classes and markets accompanying trust ROA/ROE stable funding source and private banking improvement • Presence in high- • Asset sensitive capabilities through efficiency, growth markets of • Domestic deposit balance sheet fee income, asset Florida, Texas, and base experiencing structured to drive • Approximately 20% sensitivity, and New York significant growth NIM expansion noninterest other levers (approximately 14% income/total • Seasoned • Outstanding credit CAGR since 2015) operating income • Building on management team performance due to improving financial and board with long • Low cost, loyal disciplined performance as part tenure international deposit underwriting culture of a multi-year shift customers (0.27% • Largest community towards increasing average cost in 2018) bank headquartered core domestic are a strategic in Florida(1) and one growth and advantage of the leading banks profitability serving the Hispanic Community (1) Community banks include those with less than $10 billion in assets.

5 Experienced Management Team • Chairman since January 2019 Frederick • Director of Company and Bank from 2007 to 2018 • Former President and CEO of Far East National Bank Copeland Chairman of the Board • Former President and CEO of Aetna International, Inc. 77 years old • Former Chairman, President, and CEO of Fleet Bank, N.A. Connecticut • Former President and CEO of Citibank Canada • CEO since 2009 and Vice-Chairman since 2013 Millar • Spearheaded MSF's entry into the U.S. in 1983 Wilson Vice-Chairman & CEO • 41 years of experience with MSF/AMTB, including Executive Director of International Business 66 years old • Director of the Federal Reserve Bank of Atlanta-Miami Branch Since 2013 • Co-President and CFO since February 2018 Alberto • 26 years with MSF / AMTB Peraza Co-President & CFO • President and COO from 2013 to 2018; CFO from 1995 to 2013 • Director of the Florida Bankers Association from 2010 to 2013 59 years old Alfonso • Co-President and COO since February 2018 Figueredo • 30 years with MSF/AMTB Co-President & COO • Executive Vice President of Operations and Administration of MSF from 2015 to 2018 • CFO of MSF from 2008 to 2015 57 years old Alberto • Executive Vice President and Chief Risk Officer since 2015 • 23 years with MSF/AMTB Capriles Executive Vice President & Chief Risk Officer • Corporate Treasurer of MSF from 2008 to 2015 • Corporate Market Risk Manager of MSF from 1999 to 2008 51 years old Miguel • Executive Vice President and Chief Business Officer since February 2018 Palacios Executive Vice President • All 26 years of banking experience spent with MSF/AMTB & Chief Business Officer • Domestic Personal and Commercial Manager from 2012 to 2018 50 years old • Special Assets Manager from 2009 to 2012

6 Deep Culture of Enterprise Risk Management  Enterprise-Wide  Risk Culture  Risk Appetite  Strategic Planning Risk Governance Board of Directors Senior Management Three Lines of Defense 1 Front Line Units 2 Risk Management 3 Internal Audit  Own and manage their  Independent from  Direct report to the risks front line units Board  Direct access to the  Independent  Identify, measure, Board monitor, report, analyze  Unrestricted  Sophisticated and and mitigate risks  Risk-based approach specialized: Market Risk, Credit Risk,  Internal controls Operational Risk, Data Security, Model  Strong culture of Risk, and Compliance compliance with  Comprehensive and BSA/AML and all robust BSA/AML regulatory standards program with extensive experience  Comprehensive daily and resources OFAC screening of all  Proprietary BSA/AML clients and monitoring and risk counterparties rating programs

7 Rebranding Meant for You: A Different Kind of Bank Our new purpose We are evolving, just like you All that we do, our attitude and behaviors, aim at We are renewing our commitment to you by our ultimate goal: offering the closest, most aiming to keep growing and making possible personal and exceptional service to our a brighter future for you, our investors, our customers. communities, and our people. We have developed strong relationships for the past 40 years and we are excited to create new ones, always adapting to your lives and specific needs, in a dynamic and positive way. Everything we do is designed with our stakeholders in mind

8 Attractive Franchise Our footprint spans some of the most attractive markets in the US Miami-Dade MSA Houston MSA NYC MSA • Major industry sectors of • Major industry sectors of • Major industry sectors of trade, tourism, services, health care, retail, oil/gas, education, health care, manufacturing, education, travel, and services tourism, financial services, real estate, and construction and professional / business • Unemployment rate of 3.9% services • Unemployment rate of 3.3% as of December 2018 as of December 2018 • Unemployment rate of 3.6% • Home to the world’s largest as of December 2018 • Ranked #1 MSA for startup medical complex activity by the 2017 • MSA has #1 GDP in the • Ranks #2 in manufacturing Kauffman Index among the nation GDP nationwide 39 largest MSAs • Top employers: • Top employers: • Top employers: Our markets are diverse with growing demographics and industry Sources: S&P Global Market Intelligence. US Bureau of Labor Statistics. Greater Houston Partnership (www.Houston.org). Business Facilities’ 2018 Metro Rankings Report. US Bureau of Economic Analysis. Center for Governmental Research. Company filings.

9

Growing and Diverse Markets

Branch Footprint

Florida


15 banking centers
$5,762mm Deposits
Belle Glade
Boca Raton
Coral Springs
Pompano Beach
Plantation
Fort Lauderdale
Davie
Pembroke Pines
Hollywood
Hialeah
Miami
Miami Beach

Texas (4)


8 banking centers
$638mm Deposits
The Woodlands
Houston
Pasadena
Sugar Land
Missouri City
Pearland
Rosenberg

Deposit Market Share

June 30, 2018

Market	Branches	Deposits ($mm)	% of AMTB	Market Share %
Miami-Dade, FL	9	$5,287	82.6	4.1
Broward, FL	5	351	5.5	0.6
Palm Beach, FL	1	124	1.9	0.2
Florida	**15**	**5,762**	**90.0**	**1.0**

Market	Branches(3)	Deposits ($mm)	% of AMTB	Market Share %
Harris, TX	7	$574	9.0	1.0
Fort Bend, TX (1)	0	0	0	0
Montgomery, TX	1	65	1.0	0.6
Texas	**8**	**638**	**10.0**	**0.1**

Market Demographics

2010 – 2019 Est. Population Change


12.92%
19.80%
6.64%
Miami
Houston
U.S.

2019 – 2024 Median Est. Household Income Change


11.26%
2.36%
8.82%
Miami
Houston
U.S.

2019 – 2024 Est. Population Change


6.60%
8.01%
3.56%
Miami
Houston
U.S.

Amerant is growing in attractive markets and is the largest community bank in the Miami-Dade MSA(2)

(1) Our Sugar Land, TX branch also serves Fort Bend County and our newly opened Katy, TX branch lies adjacent to this market.
(2) Community banks include those with less than $10 billion in assets.
(3) Includes the newly opened Katy, TX banking center. The City of Katy is in Harris, Fort Bend, and Waller Counties and the new facility will serve nearby areas of these counties.
(4) In January 2019, the Bank opened a Loan Production Office in Dallas, Texas.
Sources: Deposit data from FDIC as of June 30, 2018. Market demographics, and county data and market share from S&P Global Market Intelligence.

AMERANT

10 Ongoing Business Transformation From... To... Part of a diverse international financial group, Focused on traditional community banking with a sophisticated international customer business in the U.S. and an opportunistic base international business A number of non-core products and services No ongoing commercial or shared services were offered as a result of the relationship relationship with former parent with former parent Double-digit loan growth in a refined U.S. Wide range of lending products with diverse product suite and tightened credit standards underwriting standards have led to much improved credit performance Double-digit growth of domestic deposits over Depositor base comprised substantially of the last 3 years while continuing to benefit individuals and corporations outside of the U.S. from loyal international deposit base Value proposition “in development” and strong Value proposition focused on expanding reliance of “non-relationship” assets and presence within target U.S. communities and liabilities strengthening relationships Pivot from an internationally focused bank to a traditional community bank with a Latin American heritage

11 Summary of Our Strategic Plan Building on our strengths to shape our future We Are a Local Expanding Growth in Core, Increased Bank with an Strong Credit Business and Domestic Profitability International Culture Geographic Deposits and Returns Heritage Presence • Protect and serve • Exit higher-risk • Risk reduction in • Continued • Asset sensitive profitable and less attractive international base strategic balance sheet well- international businesses largely complete expansion (e.g. positioned for customer base Dallas, Palm rising rate • Pursue targeted • Continue strong Beach) environment • Grow U.S. lending domestic deposit presence and opportunities growth through a • Focus on increased • Improve cross- enhance market within prudent high-touch, needs- share of wallet and selling initiatives, share in existing credit guidelines based approach non-lending including scalable and adjacent products from wealth • Refined product • Improve deposit markets existing client base management suite targeting account platform • Enhance multi- selected domestic penetration of the • Expand wealth channel client customers and commercial management client • Ongoing expense experience with verticals customer base acquisition and rationalization improved branch cross-selling initiatives • Enhance retail and experience opportunities commercial sales • Focus on • Replace low with consultative solidifying yielding foreign sales approach and presence in target loans with higher improved banking U.S. communities margin domestic centers loans Creating shareholder value through the implementation of a multi-dimensional strategic plan

12 Build on Improving Financial Performance Increased Attractive Higher Net Improving Enhanced Domestic Risk-Adjusted Interest Expense Profitability Deposits Loan Profile Margin Culture Nonaccrual Domestic Net Interest Efficiency Loans / Total ROATCE(2)(3) Deposits(1) Margin(2) Ratio(2)(3) Loans(1) ($ in millions) 8.19% (1) 2.30% 2015 2018 Domestic Deposits International Loans as % of as % of Yield on Loans: # of FTEs: ROAA(2)(3): Total Deposits: Total Loans: 31.1% 49.8% 24.2% 5.1% 3.06% 4.34% 1,007 911 0.19% 0.69% Multi-year shift towards increasing core domestic growth and profitability (1) As of December 31. (2) Years ended December 31. (3) 2018 Earnings excludes $12.1 million after tax spin-off and restructuring costs. See Appendix 2 for reconciliation of non-GAAP adjusted net income.

13 Highly Attractive Deposit Franchise Commentary Deposit Mix (1) December 31, 2018 • Focus on growing overall deposit base while maintaining pricing discipline • AMTB has experienced substantial growth in domestic deposits • Transition from international deposits to core domestic deposits Total Deposits: $6.0 billion International Deposits Domestic Deposits ($ in millions) ($ in millions) Strategic transition away from certain international deposits while steadily growing domestic deposit base (1) Based on Bank’s December 31, 2018 call report.

14 Strategic Shift in Loan Mix Yielding Benefits Loan Mix by Geography Loan Portfolio(1) December 31, 2015 December 31, 2018 December 31, 2018 Financial C&I Institutions & 23.3% Acceptances 1-4 Family 1.2% 9.0% Consumer 1.9% Owner Occupied CRE 13.1% Highlights CRE 51.4% • Annualized domestic loan growth at 11.7% since 2015 • Reduced international financial institution loans by $635.9 Total: $5.9 billion million, or 60.5% CAGR since 2015 • Average loan yields have increased from 3.06% in 2015 to 4.34% in 2018 • Emphasis on select growth in Florida and continued expansion in Texas and New York to diversify portfolio Targeted reduction in international portfolio, coupled with growth in domestic C&I, CRE, and residential mortgages, has resulted in a better risk-adjusted loan book (1) Total percentages may not add to 100% due to rounding.

15 Balanced CRE Loan Portfolio CRE Portfolio(1) CRE Loan Mix by Primary Market Area(2) December 31, 2018 December 31, 2018 Other FL, TX, and NY/NJ 4.8% New York City area 22.3% Miami- Dade, Broward, and Palm Greater Houston Beach 18.0% 54.8% Highlights • Established board limits set for CRE as percentage of total risk-based capital • Predominantly income producing and balanced between sectors Total: $3.0 billion • Geographically diversified • Total loan growth expected to be driven by select C&I, owner occupied, and 1-4 family loans – reduced focus on multifamily/non-owner occupied CRE loans as growth engine Our CRE loan portfolio is highly diversified across geographies and industry segments (1) Total percentages may not add to 100% due to rounding. (2) Primary market areas are Miami-Dade, Broward, and Palm Beach counties; the Greater Houston market area; and the New York City area, including all five boroughs, respectively.

16 Disciplined Credit Culture Robust Underwriting Standards Non-Performing Assets / Assets • Credit metrics compare favorably to peers • Increase in charge-offs in 2016 largely due to several international commercial credits; segment has been de- emphasized • As of December 31, 2018, credit metrics were as follow: 0.39% 0.35% • Net Charge-offs/Average loans: 0.18%(2) • Non-Performing Assets/Assets: 0.22% • Reserve/Gross Loans was 1.04% Net Charge-Offs / Average Loans Reserves / Gross Loans 1.13% 0.80% Amerant US Peer Median Prudent underwriting across portfolios has translated into exceptional credit performance (1) Peers are SSB, HOMB, TRMK, HTH, IBOC, CADE, FCB, PFS, LTXB, FFBC, IBTX, TOWN, INDB, CSFL, WSFS, DCOM, FFIC, SBCF, LBAI, EBSB, EFSC and CNOB. Peer Data as of December 2018 is not available. Source: S&P Global Market Intelligence. (2) During the fourth quarter of 2018, the Company sold and charged-off $5.8 million of a Houston CRE loan that originated in 2007, which had been restructured. This resulted in NCO/Average Loans of 0.18%.

17 Interest Income and Margin Trends Commentary Asset Sensitivity(1) 100 bps rate increase • Well positioned, asset sensitive balance sheet • Increase in NIM through 2018 driven by rising interest rates and changes in loan portfolio composition • NIM expected to improve and more closely approach peer levels 09/30/2018 12/31/2018 Loan Yield Gap Net Interest Margin(2) YTD 09/30/18 Amerant US Peer Median Balance sheet well-positioned for NIM expansion in rising rate environment (1) Represents the change in net interest income, and the percentage that change represents of the base scenario net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve, for the various interest rates and indices that affect our net interest income. (2) Peers are SSB, HOMB, TRMK, HTH, IBOC, CADE, FCB, PFS, LTXB, FFBC, IBTX, TOWN, INDB, CSFL, WSFS, DCOM, FFIC, SBCF, LBAI, EBSB, EFSC and CNOB. Data is shown as of the most recent quarter ended September 30, 2018. Peer data as of December 31, 2018 is not yet available. Source: S&P Global Market Intelligence.

18 Robust Wealth Management Franchise Anchors Non-Interest Income Wealth Management Platform 2018 Non-Interest Income Breakdown Total: $53.9 million Amerant Trust Amerant Investments • Estate Planning • Wealth Management • Asset Protection • Brokerage Services • Escrow Services • Investment Advisory Services Adjusted Noninterest Income as a % of Key Considerations Operating Revenue (1)(2) • Sophisticated wealth management and brokerage platform serving affluent international clientele – $1.6bn in assets under management/custody – Increased focus on domestic market cross-selling with commercial and middle market company owners • Deposit and service fees also contribute significant YTD 09/30/18 portion to non-interest income Amerant US Peer Median Expansion of fee income capabilities a key focal point and growth lever (1) Peers are SSB, HOMB, TRMK, HTH, IBOC, CADE, FCB, PFS, LTXB, FFBC, IBTX, TOWN, INDB, CSFL, WSFS, DCOM, FFIC, SBCF, LBAI, EBSB, EFSC and CNOB. Peer data as of December 31, 2018 is not yet available. Source: S&P Global Market Intelligence. (2) Noninterest Income adjusted to conform to S&P’s calculation for peer comparison purposes. See Appendix 2 for Non-GAAP reconciliation of adjustments for gain on sale NY Building and losses on securities sold.

19 Increasing Operating Efficiency Cost Initiatives Adjusted Efficiency Ratio(1)(2) • Simplification of business model Rationalization and product offerings as part of of Business Lines separation from Mercantil • Deemphasized international business resulting in less complexity and reduced costs • Improved technological Head Count efficiencies expected to drive Reduction further reduction in back-office Net Interest Income as a % of Average headcount Earnings Assets • Reduction and reorganization of existing office space to increase Space Efficiencies the amount available for lease to third parties • Branch of the future model will be smaller Simplification of business model and new technology initiatives will allow for a significant reduction in headcount and further improvement in the efficiency ratio (1) In 2017, adjusted Non-GAAP numbers exclude spin-off totaling $5.2 million. In 2018, adjusted Non-GAAP numbers exclude spin-off and restructuring costs totaling $13.1 million. Estimated annual savings of approximately $5.5 million related to staff reduction plans implemented during 2018. (2) See Appendix 2 for reconciliation of non-GAAP adjusted efficiency ratio.

20 ROA Expansion Enhanced Profitability Improving Drivers 1 Technology and Expense Saving Initiatives Target ROAA (1) Continue to rationalize expenses and improve scalable platform 2 Changing Business Mix 1.00% or higher Exit from lower yielding loans and securities and redeploy into higher yielding domestic C&I, CRE, and residential loans 0.69% 3 Fee Income Growth Improve fee income including treasury management products, commercial loan-related fee income and leverage wealth management platform for larger and consistent fee income performance 4 Asset Sensitivity – Margin Expansion Asset sensitive balance sheet position: 100 bps increase would 2018 Target increase net interest income by approximately 7.7%. Multi-year shift towards increasing core domestic growth and profitability (1) 2018 earnings exclude $12.1 million in after tax spin-off and restructuring costs. See Appendix 2 for reconciliation of non-GAAP adjusted net income.

21 Investment Highlights Recent shift from preservation of capital to driving and growing shareholder value Substantial and continuing insider ownership, approximately 30% Strong asset quality and domestic loan growth coupled with an asset sensitive balance sheet Focus on expanding domestic deposit base throughout our high growth U.S. markets Low cost deposits from loyal international customers who view U.S. as a safe haven for their savings Diversification of revenue from attractive wealth management platform that is being emphasized and cross-sold to domestic customers Top shelf risk management culture stemming from being part of large, multi-national organization

Appendices

Appendix 1 23 Summary Financial Statements Years ended December 31, ($ in millions) 2015 2016 2017 2018 Assets Total Cash & Bals Due Dep Inst $138.3 $135.0 $153.4 $85.7 (1) Total Securities 2,055.6 2,123.2 1,777.0 1,671.2 Loans & Leases Held for Sale (HFS) 9.7 -- 5.6 -- Total Loans & Leases (Excl HFS) 5,623.2 5,764.8 6,066.2 5,920.2 Total Reserves 77.0 81.8 72.0 61.8 Net Loans & Leases (Excl HFS) 5,546.2 5,683.0 5,994.2 5,858.4 Premises & Fixed Assets 150.2 148.7 129.4 123.5 Total OREO 0.4 0.4 0.3 0.4 Goodwill 19.2 19.2 19.2 19.2 Bank Owned Life Insurance 100.4 164.9 200.3 206.1 Other Assets 142.8 159.9 157.3 159.8 Total Assets $8,162.8 $8,434.3 $8,436.8 $8,124.3 Liabilities Total Deposits $6,519.7 $6,577.4 $6,323.0 $6,033 Total Fed Funds & Repos 73.5 50.0 -- -- Total Other Borrowed Money 722.3 931.0 1,173.0 1,166.0 Trust Preferred Securities 118.1 118.1 118.1 118.1 Total Other Liabilities 46.9 53.1 69.2 60.1 Total Liabilities $7,480.4 $7,729.5 $7,683.3 $7,376.9 Shareholders' Equity $682.4 $704.7 $753.5 $747.4 Total Liabilities and Shareholders' Equity $8,162.8 $8,434.3 $8,436.8 $8,124.3 (1) The balance of securities includes only held to maturity and available for sale. FHLB and FRB stock are included in "Other Assets".

Appendix 1 24 Summary Financial Statements (cont’d) Years ended December 31, ($ in thousands) 2015 2016 2017 2018 Total Interest Income $208,199 $238,827 $273,320 $309,358 Total Interest Expense 35,914 46,894 63,610 90,319 Net Interest Income $172,285 $191,933 $209,710 $219,039 Provision for Loan & Lease Losses 11,220 22,110 (3,490) 375 Total Noninterest Income 54,756 62,270 71,485 53,875 Total Noninterest Expense 192,262 198,303 207,636 214,973 Net Income before Income Taxes 23,559 33,790 77,049 57,566 Income Taxes 8,514 10,211 33,992 11,733 Net Income $15,045 $23,579 $43,057 $45,833

Appendix 2 25 Non-GAAP Financial Measures Reconciliations Explanation of Certain Non-GAAP Financial Measures This Presentation contains certain adjusted financial information, and their effects on noninterest income, noninterest expense, income taxes, net income, efficiency ratios, ROA and ROE. These adjustments include: • the $10.5 million net gain on the sale of the Company’s New York City building during the third quarter of 2017, • the $9.6 million expense in the fourth quarter of 2017 resulting from the 2017 Tax Act, • spin-off expenses totaling $6.7 million in 2018 and $5.2 million in 2017, beginning in the fourth quarter of 2017 and continuing to the fourth quarter of 2018, which are not deductible for Federal and state income tax purposes, • the $6.4 million incurred in our various restructuring activities during the fourth quarter of 2018, including $4.7 million of voluntary early retirement and involuntary severance staff reduction expenses. These as-adjusted measures are not in accordance with generally accepted accounting principles (“GAAP”). Appendix 2 reconciles these adjustments to reported results. The Company uses certain non-GAAP financial measures, within the meaning of SEC Regulation G, which are included in this Presentation to explain our results and which are used in our internal evaluation and management of the Company’s businesses. The Company’s management believes these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. The Company believes these are especially useful in 2018 and 2017, in light of the effects of our spin-off and related restructuring expenses, as well as the sale of our New York City building in third quarter 2017 and the charges to our deferred tax assets in fourth quarter 2017 resulting from the enactment of the 2017 Tax Act in December 2017. The adjustments for securities gains and losses are made to for comparability to peer data from S&P Global Market Intelligence.

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

26

($ in thousands, except per share amounts and percentages)	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	2018	2017
Total noninterest income	$ 11,994	$ 12,950	$ 14,986	$ 13,945	$ 15,419	$ 53,875	$ 71,485
Less: net gain on sale of New York building	--	--	--	--	--	--	(10,469)
Adjusted noninterest income[(1)]	$ 11,994	$ 12,950	$ 14,986	$ 13,945	$ 15,419	$ 53,875	$ 61,016
Total noninterest expenses	$ 54,648	$ 52,042	$ 52,638	$ 55,645	$ 55,601	$ 214,973	$ 207,636
Less Spin-off costs:							
Legal fees	353	186	2,000	1,000	2,000	3,539	2,000
Additional contribution to non-qualified deferred compensation plan on behalf of participants to mitigate tax effects of unexpected early distribution [(2)]	--	--	1,200	--	--	1,200	--
Accounting and consulting fees	--	90	--	1,294	2,400	1,384	2,400
Other expenses	--	--	--	544	845	544	845
Total Spin-off costs	$ 353	$ 276	$ 3,200	$ 2,838	$ 5,245	$ 6,667	$ 5,245
Less: Restructuring costs [(3)]:							
Staff reduction costs [(4)]	4,709	--	--	--	--	4,709	--
Legal and strategy advisory costs	1,176	--	--	--	--	1,176	--
Rebranding costs	400	--	--	--	--	400	--
Other costs	110	--	--	--	--	110	--
Total restructuring costs	$ 6,395	$ -	$ -	$ -	$ -	$ 6,395	$ -
Adjusted noninterest expenses	$ 47,900	$ 51,766	$ 49,438	$ 52,807	$ 50,356	$ 201,911	$ 202,391
Total net income before income tax	$ 15,505	$ 14,941	$ 16,187	$ 10,933	$ 27,058	$ 57,566	$ 77,049
Plus: Restructuring costs	6,395	--	--	--	--	6,395	--
Plus: total Spin-off costs	353	276	3,200	2,838	5,245	6,667	5,245
Less: net gain on sale of New York building	--	--	--	--	--	--	(10,469)
Adjusted net income before income tax	$ 22,253	$ 15,217	$ 19,387	$ 13,771	$ 32,303	$ 70,628	$ 71,825
Total net income	$ 14,430	$ 11,551	$ 10,423	$ 9,429	$ 8,818	$ 45,833	$ 43,057

(1) Adjusted non-interest income includes gain and losses on sale of available for sale securities.

(2) The spin-off caused an unexpected early distribution for U.S. federal income tax purposes from our deferred compensation plan. This distribution is taxable to plan participants as ordinary income during 2018. We partially compensated plan participants, in the aggregate amount of $1.2 million, for the higher tax expense they will incur as a result of the distribution increasing the plan participants' estimated effective federal income tax rates by recording a contribution to the plan on behalf of its participants. The after tax net effect of this $1.2 million contribution for the period ended September 30, 2018, was approximately $952,000. As a result of the early taxable distribution to plan participants, we have expensed and deducted for federal income tax purposes, previously deferred compensation of approximately $8.1 million, resulting in an estimated tax credit of $1.7 million, which exceeds the amount of the tax gross-up paid to plan participants.

(3) Expenses incurred for actions designed to implement the Company's strategy as a new independent company. These actions include, but are not limited to, a reduction in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities.

(4) On October 30, 2018, the Board of Directors of the Company adopted a voluntary early retirement plan (the "Voluntary Plan") for certain eligible long-term employees and an involuntary severance plan (the "Involuntary Plan") for certain other positions. The Company has incurred approximately $4.2 million of expenses in 2018 in connection with the Voluntary Plan, substantially all of which will be paid over time in the form of installment payments until January 2021. The Company has incurred approximately $0.5 million of expenses in 2018 in connection with the Involuntary Plan, substantially all of which will be paid over time in the form of installment payments until December 2019.

AMERANT

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

27

($ in thousands, except per share amounts and percentages)	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	2018	2017
Plus after-tax restructuring costs:							
Restructuring costs before income tax effect	6,395	--	--	--	--	6,395	--
Income tax effect	(1,303)	--	--	--	--	(1,303)	--
Total after-tax restructuring costs	5,092	--	--	--	--	5,092	--
Plus after-tax total Spin-off costs:							
Total Spin-off costs before income tax effect	353	276	3,200	2,838	5,245	6,667	5,245
Income tax effect (5)	60	143	519	(391)	(2,314)	331	(2,314)
Total after-tax Spin-off costs	413	419	3,719	2,447	2,931	6,998	2,931
Less after-tax net gain on sale of New York building:							
Net gain on sale of New York building before income tax effect	--	--	--	--	--	--	(10,469)
Income tax effect (6)	--	--	--	--	--	--	3,320
Total after-tax net gain on sale of New York building	--	--	--	--	--	--	(7,149)
Plus impact of lower rate under the 2017 Tax Act:							
Remeasurement of net deferred tax assets, other than balances corresponding to items in AOCI	--	--	--	--	8,470	--	8,470
Remeasurement of net deferred tax assets corresponding to items in AOCI	--	--	--	--	1,094	--	1,094
Total impact of lower rate under the 2017 Tax Act	--	--	--	--	9,564	--	9,564
Adjusted net income	**$ 19,935**	**$ 11,970**	**$ 14,142**	**$ 11,876**	**$ 21,313**	**$ 57,923**	**$ 48,403**

(5) Calculated based upon the estimated annual effective tax rate for the periods, which excludes the tax effect of discrete items, and the amounts that resulted from the difference between permanent spin-off costs that are non-deductible for Federal and state income tax purposes, and total spin-off costs recognized in the consolidated financial statements. The estimated annual effective rate applied for the calculation differs from the reported effective tax rate since it is based on a different mix of statutory rates applicable to these expenses and to the rates applicable to the Company and its subsidiaries.

(6) Calculated based upon an estimated annual effective rate of 31.71%.

AMERANT

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

28

($ in thousands, except per share amounts and percentages)	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	2018	2017
Basic and diluted income per common share	$ 0.34	$ 0.27	$ 0.25	$ 0.22	$ 0.21	$ 1.08	$ 1.01
Plus: after tax impact of restructure costs	0.12	--	--	--	--	0.12	--
Plus: after tax impact of total spin-off costs	0.01	0.01	0.08	0.06	0.07	0.16	0.07
Plus: effect of lower rate under the 2017 Tax Act	--	--	--	--	0.23	--	0.23
Less: after-tax net gain on sale of New York building	--	--	--	--	--	--	(0.17)
Total adjusted basic and diluted income per common share	$ 0.47	$ 0.28	$ 0.33	$ 0.28	$ 0.51	$ 1.36	$ 1.14
Net income / Average total assets (ROA)	0.70%	0.55%	0.50%	0.45%	0.42%	0.55%	0.51%
Plus: after tax impact of restructuring costs	0.25%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%
Plus: after tax impact of total spin-off costs	0.02%	0.02%	0.17%	0.12%	0.14%	0.08%	0.03%
Plus: effect of lower rate under the 2017 Tax Act	0.00%	0.00%	0.00%	0.00%	0.46%	0.00%	0.11%
Less: after-tax net gain on sale of New York building	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	-0.08%
Adjusted net income / Average total assets (ROA)	0.97%	0.57%	0.67%	0.57%	1.02%	0.69%	0.57%
Net income / Average stockholders' equity (ROE)	7.88%	6.13%	5.57%	5.04%	4.69%	6.29%	5.62%
Plus: after tax impact of restructuring costs	2.78%	0.00%	0.00%	0.00%	0.00%	0.70%	0.00%
Plus: after tax impact of total spin-off costs	0.23%	0.22%	1.99%	1.31%	1.56%	0.96%	0.38%
Plus: effect of lower rate under the 2017 Tax Act	0.00%	0.00%	0.00%	0.00%	5.09%	0.00%	1.25%
Less: after-tax net gain on sale of New York building	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	-0.93%
Adjusted net income / stockholders' equity (ROE)	10.89%	6.35%	7.56%	6.35%	11.34%	7.95%	6.32%
Noninterest expense / Average total assets	2.64%	2.46%	2.50%	2.65%	2.65%	2.57%	2.45%
Less: effect of restructuring costs	-0.31%	0.00%	0.00%	0.00%	0.00%	-0.08%	0.00%
Less: effect of total spin-off costs	-0.02%	-0.01%	-0.15%	-0.14%	-0.25%	-0.08%	-0.07%
Adjusted Noninterest expense / Average total assets	2.31%	2.45%	2.35%	2.51%	2.40%	2.41%	2.38%

AMERANT

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

29

($ in thousands, except per share amounts and percentages)	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Q4 2017	2018	2017
Efficiency ratio	79.46%	75.88%	76.31%	83.58%	79.12%	78.77%	73.84%
Less: effect of restructuring costs	-9.30%	0.00%	0.00%	0.00%	0.00%	-2.34%	0.00%
Less: effect of total spin-off costs	-0.52%	-0.40%	-4.63%	-4.26%	-7.46%	-2.44%	-1.86%
Plus: after-tax net gain on sale of New York building	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.78%
Adjusted efficiency ratio	69.64%	75.48%	71.68%	79.32%	71.66%	73.99%	74.76%
Tangible common equity ratio:							
Shareholders' equity	$ 747,418	$ 727,675	$ 719,382	$ 712,272	$ 753,450	$ 747,418	$ 753,450
Less: Goodwill and other intangibles	(21,042)	(21,078)	(21,114)	(21,151)	(21,186)	(21,042)	(21,186)
Tangible common shareholders' equity	$ 726,376	$ 706,597	$ 698,268	$ 691,121	$ 732,264	$ 726,376	$ 732,264
Total assets	8,124,347	8,435,802	8,530,464	8,423,594	8,436,767	8,124,347	8,436,767
Less: Goodwill and other intangibles	(21,042)	(21,078)	(21,114)	(21,151)	(21,186)	(21,042)	(21,186)
Tangible assets	$8,103,305	$8,414,724	$8,509,350	$8,402,443	$8,415,581	$8,103,305	$8,415,581
Common shares oustanding	43,183	42,489	42,489	42,489	42,489	43,183	42,489
Tangible common equity ratio	8.96%	8.40%	8.21%	8.23%	8.70%	8.96%	8.70%
Tangible book value per common share	$ 16.82	$ 16.63	$ 16.43	$ 16.27	$ 17.23	$ 16.82	$ 17.23

AMERANT

Thank you